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                                                            EXHIBIT 10.31.4

                              AGREEMENT OF LEASE

    THIS AGREEMENT OF LEASE (the "Lease") made as of the 28th day of November, 1996, by and between PAUL-FRANCIS REALTY, L.P., A Pennsylvania limited partnership, with offices located at 613 Baltimore Drive, East Mountain Corporate Center, Wilkes-Barre, Pennsylvania 18702-7944 (the "Lessor") and RYKOFF-SEXTON, INC., a Delaware corporation, with offices located at 613 Baltimore Drive, East Mountain Corporate Center, Wilkes-Barre, Pennsylvania 18702-7944 (the "Lessee")


                              W I T N E S S E T H:

    WHEREAS, Lessor is fee simple owner of certain real property consisting of approximately 5.34 acres of land known as Parcel 17 situated in the East Mountain Corporate Center, Township of Plains, Luzerne County, Pennsylvania, as more particularly described on EXHIBIT "A" attached hereto and made a part hereof (the "Real Property"); and

    WHEREAS, the Real Property will be improved with, INTER ALIA, a commercial office building containing fifty-nine thousand two hundred six (59,206) square feet of space, as shown by the shaded area on EXHIBIT "B" attached hereto and made a part hereof (the "Building"); and

    WHEREAS, the Lessor desires to lease to the Lessee (i) a portion of the Building, said portion containing three thousand six hundred thirty-four rentable square feet of space, located on the second (2nd) floor of the Building, as shown by the shaded area on EXHIBIT "C" attached hereto and made a part hereof (the "Leased Premises"), (ii) a portion of the Real Property as shown by the shaded area on EXHIBIT "D" attached hereto and made a part hereof for the Lessee's NON-EXCLUSIVE USE for the parkingof vehicles as hereinafter set forth (the "Parking Area"), and (iii) another portion of the Real Property as shown by the shaded area on EXHIBIT "E" attached hereto and made a part hereof for the Lessee's NON-EXCLUSIVE USE for purposes of vehicular and pedestrian ingress and egress as hereinafter set forth (the "Access Area"), all upon the terms and provisions hereinafter contained; and

    WHEREAS, the Lessee desires to lease the Leased Premises, the Parking Area and the Access Area from Lessor, all upon the terms and provisions hereinafter contained.


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    NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) to each in hand paid, the receipt whereof is hereby acknowledged, and the mutual covenants, promises and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged between the parties, the Lessor and the Lessee, intending to be legally bound, hereby agree as follows:

    1. LEASE OF LEASED PREMISES; USE. Lessor does hereby demise and let unto the Lessee the Leased Premises and the Lessee does hereby hire and rent from the Lessor the Leased Premises, all upon the terms and conditions set forth in this Lease. The use of the Leased Premises by Lessee shall be FOR GENERAL OFFICE SPACE, provided, further, that no retail uses shall be conducted from the Leased Premises and all of such uses shall be subject to all applicable local zoning regulations, the Declaration of Covenants, Conditions, and Restrictions for the East Mountain Corporation Center (as the same are, or may be, recorded in the Office of the Recorder of Deeds in and for Luzerne County, Pennsylvania and as the same may, from time to time, be amended or modified), the covenants, terms and conditions hereinafter contained and the Rules and Regulations (hereinafter defined). It is understood that, unless the Lessor otherwise expressly agrees in writing, the Leased Premises will be occupied by the Lessee. The Lessee shall continuously occupy the Leased Premises from and after the Commencement Date (hereinafter defined) through the Termination Date (hereinafter defined) except for any periods during which the Lessee has subleased the Leased Premises or assigned this Lease pursuant to, and in accordance with, the terms and provisions of this Lease.

         The Lessee acknowledges and agrees that the Leased Premises constitute only a portion of the Building and, therefore, the Lessor and/or other tenant(s) will occupy other portions of the Building and utilize the Parking Area, the Access Area, the Common Areas (hereinafter defined) and other portions of the Real Property. Accordingly, the Lessee covenants and agrees that its use of the Leased Premises, the Parking Area, the Access Area and the Common Areas shall not in any way unreasonably disturb or interfere with the use and enjoyment by the Lessor or such other tenant(s) of the remaining portions of the Building, the Access Area, the Common Areas and such other portions of the Real Property. Without the Lessor's prior consent, Lessee shall not utilize within the Leased Premises any equipment or machinery which would generate noise or vibration which could be heard or felt outside of the Leased Premises.

    2. FINAL MEASUREMENT OF THE LEASED PREMISES AND THE BUILDING. The rentable area of the Leased Premises is 3634 rentable square feet and the rentable area of the Building is 59,206 rentable square feet, as calculated by the Lessor's architect in accordance with the Building Owners and Management Association (BOMA) Method (ANSI-Z 65.1 - 1989) (the "BOMA Method").


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    3.   PARKING AREA; ACCESS AREA; AND COMMON AREAS.  The Lessee, its agents, employees, licensees, and invitees are entitled, at no additional cost or expense and subject to the Rules and Regulations, to parking privileges with respect to one hundred (100) parking spaces located within the Parking Area.
In addition, the Lessee, its agents, employees, licensees, and invitees are entitled to the non-exclusive use, at no additional cost or expense and subject to the Rules and Regulations, for vehicular and pedestrian traffic through the Access Area. The Lessee may not park, nor authorize, nor, to the extent reasonably possible, allow, its agents, employees, visitors or invitees to park within the Access Area at any time and the Lessee shall, to the extent reasonably possible, cause the Access Area to be kept open and accessible at all times to provide vehicular and pedestrian access to and through the Real Property for other lessees of the Building and their respective agents, employees, visitors or invitees or any others that are given permission therefor by the Lessor. Finally, the Lessee, its agents, employees, licensees, and invitees are entitled to the non-exclusive use, at no additional cost or expense, but only for the purposes for which they were designed, constructed and intended and subject to the Rules and Regulations, of those certain portions of, and facilities and improvements on, the Building and the Real Property which are, from time to time, provided and made available by the Lessor for the use or benefit of all lessees of the Building and their employees, clients, customers, licensees and invitees or for the use or benefit by the public in general, which facilities and improvements include any and all public access corridors, elevators and cabs, foyers and lobbies, public vending areas, public restrooms (as opposed to any restrooms located entirely within an individual lessee's leased premises), electrical and telephone rooms, mechanical rooms and all grounds, parks, landscape areas, plazas, sidewalks, pedestrian ways, loading docks and other facilities and improvements as are specifically so designated as common areas, from time to time, by the Lessor (collectively, the "Common Areas"). The Common Areas shall also include, without limitation, that certain area of the Building which the Lessor has designated, or may, from time to time, designate as the health and fitness facility (the "Health Facility"). The Lessor reserves the right, at any time and from time to time, to alter, relocate or eliminate the Health Facility.
So long as the Lessor provides the Health Facility within the Building, however, then all lessees of the Building, including, without limitation, the Lessee and all of their respective employees may utilize the Health Facility; provided, however, the use thereof shall be in accordance with, and subject to, all rules and regulations as may be established therefor, from time to time, by the Lessor and provided, further, that prior to the use of the Health Facility, each lessee and all of their respective employees who will utilize the Health Facility shall be required to execute and deliver to the Lessor a waiver and release of liability in favor of the Lessor and its Management Agent, which release and waiver shall be in form and substance acceptable to the Lessor. Anything contained in this PARAGRAPH 3 to the contrary notwithstanding, the Lessor may, at any time and from time to time, promulgate rules and regulations governing the use of the Health Facility, if any, including, without limitation, the operating hours therefor. Any and all costs and expenses associated with the furnishing, operation, maintenance, cleaning and insuring of the Health

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Facility (including, without limitation, all utilities thereto) shall be included in the Additional Rent and, therefore, the Lessee shall be responsible for the payment of its Proportionate Share (hereinafter defined) thereof.

    4.   TERM.  The term of this Lease (the "Term") shall be period of TWELVE
(12) years commencing on the date hereof (the "Commencement Date") and expiring on that date which is the day immediately preceding the TWELFTH (12TH) anniversary of the Commencement Date (the "Termination Date"), unless the Lease is sooner terminated or otherwise extended as expressly provided in this Lease. Upon the Termination Date, this Lease shall terminate and the Lessee shall surrender the Leased Premises, the Parking Area and its non-exclusive use of the Access Area and the Common Areas to the Lessor in accordance with the terms and conditions of this Lease.

    5. MINIMUM RENT. Subject to the terms and conditions of this Lease, Lessee shall pay to Lessor as minimum rent (the "Minimum Rent") for the Leased Premises, and its use of the Parking Area, the Access Area and the Common Areas the following:

         (a) Commencing on the Commencement Date, and continuing thereafter during the next THIRTY-SIX (36) months, the annual Minimum Rent shall be Twelve and 50/100 Dollars ($12.50) per rentable square foot contained in the Leased Premises for a total annual Minimum Rent of Forty-five Thousand Four Hundred Twenty-five and 00/100 Dollars ($45,425.00) which shall be payable in equal monthly installments of Three Thousand Seven Hundred Eighty-five and 42/100 Dollars ($3,785.42) each, based upon an annual Minimum Rent of Twelve and 50/100 Dollars ($12.50) multiplied by the total number of rentable square feet contained in the Leased Premises. On the third (3rd) anniversary of the Commencement Date (the "First Adjustment Date"), the Minimum Rent shall be adjusted by an amount equal to the percentage change in the CPI (hereinafter defined) for the period from the Commencement Date to the First Adjustment Date. Commencing on the fourth (4th) anniversary of the Commencement Date and continuing thereafter on the same day of each year through the Termination Date (each of said dates is hereinafter referred to as a "Subsequent Adjustment Date") (the First Adjustment Date and each Subsequent Adjustment Date is hereinafter referred to singularly as an "Adjustment Date"), the Minimum Rent shall be adjusted by an amount equal to the percentage change in the CPI which has occurred in the one (1) year period since the last annual Adjustment Date. For purposes of this Lease, the "CPI" shall be Consumer Price Index (U.S. City Average, All Items 1982-84 = 100) published by the United States Department of Labor, Bureau of Labor Statistics.

         (b) In each instance, the Minimum Rent, and all Additional Rent (hereinafter defined) (the Minimum Rent and the Additional Rent are hereinafter collectively referred to as the "Rent") shall be payable in advance, on the first day of each month, the first of such monthly installments to be payable on the Commencement Date (and if any month of the Term is less than a full calendar month, then the Minimum Rent shall be pro-rated for the actual number of days in such

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month).  The Rent shall be payable without prior notice or demand, at the address of the Lessor. In the event that any Rent is not received by Lessor by no later than five (5) days after the date set forth for payment, then Lessee shall pay to Lessor (i) a late fee equal to five percent (5%) of the delinquent installment of Rent (the "Late Fee"), and (ii) interest on such delinquent installment of Rent that is not received by the Lessor on the date set forth for such payment (the "Delinquent Interest") at a rate equal to the Prime Rate of interest published, from time to time, in the "Money Mart" Section of the WALL STREET JOURNAL plus two percent (2%) from the date that such installment was due through the date that such installment is actually received by the Lessor; provided, however, in no event shall the Delinquent Interest be greater than the highest rate of interest permitted by applicable law.

     6. SECURITY DEPOSIT. The Lessee has delivered to the Lessor on or before the date of this Lease the aggregate sum of Four Thousand Nine Hundred Ninety-six and 75/100 Dollars ($4,996.75) [which amount is equal to the sum of ONE (1) monthly payment of Minimum Rent PLUS 1/12 of the initial Annual Estimated Operating Expenses (hereinafter defined)] as the security deposit under this Lease (together with any interest earned thereon, the "Deposit"). The Deposit shall be held by Lessor as security for the full and faithful performance by Lessee of Lessee's obligations under this Lease and for the payment of repairing any damages to the Leased Premises, the Parking Area, the Access Area or the Common Areas which arise during this Lease and for which the Lessee is liable hereunder. The Deposit shall be held in an interest-bearing account in a financial institution of Lessor's choice, and shall be deposited by Lessor in such account within thirty (30) days of receipt thereof. Lessor and Lessee further agree that any interest accruing while the Deposit is in the account shall be charged to Employer Identification Number 52-177-6750, said Employer Identification Number being the Employer Identification Number of the Lessee. Lessor shall inform Lessee of the name of said institution and the account number under which the Deposit is being held within ten (10) days from the date of the deposit thereof.

     7. PROPERTY TAXES. The Lessee shall pay to the Lessor its Proportionate Share of any and all real property taxes and assessments attributable to the Building and the Real Property payable for the Term of this Lease including, but not limited to, taxes resulting from any increases in the assessed value of, or for improvements made to, the Building and the Real Property. So long as the Lessee pays to the Lessor its Proportionate Share of all real property taxes and assessments on the date that such payment thereof is due from the Lessee to the Lessor, the Lessor covenants and agrees to pay all real property taxes and assessments attributable to the Building and the Real Property during the rebate/discount period for the payment thereof. The Lessee's "Proportionate Share" shall be that percentage derived by dividing the rentable area of the Leased Premises by the total rentable area of the Building and, therefore, the Lessee's Proportionate Share is 6.14%. The Lessee's Proportionate Share of such property taxes and assessments shall be payable by Lessee, as Additional Rent to Lessor. The Lessor shall provide to the Lessee a copy of the bill or invoice for such taxes or

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assessments which Lessor receives from the applicable taxing authority, together with a written explanation indicating in reasonable detail the manner in which the Lessor calculated the amount of taxes and assessments due by the Lessee pursuant to this PARAGRAPH 7. If, at any time during the Term, (1) a surcharge, fee, excise or tax is levied or imposed upon utilities consumed at, or waste discharged from, the Leased Premises, or upon parking spaces which are a part of the Parking Area, or for any governmental service furnished to the Building or the Real Property or persons visiting or occupying the same; or (2) the method of taxation of real property is changed from the method in existence on the date of this Lease, so that real estate taxes are replaced by one or more other types of alternative tax (collectively hereinafter referred to as "replacement taxes"); then, the Lessee shall pay either to the governmental body involved or to the Lessor, as determined by the Lessor, as Additional Rent, its Proportionate Share of the amount of such (1) surcharge, fee, excise or tax on utilities, waste, parking spaces or governmental services; and (2) such replacement taxes. Nothing herein contained is intended to require the Lessee to pay any tax levied, assessed or imposed upon Lessor based upon Lessor's net income, excise profits or net taxable revenues or receipts.

     8. UTILITIES; MECHANICS' LIENS. The Lessee agrees to pay all bills, when due, which may be incurred for all utilities to the Leased Premises and the Parking Area and to pay its Proportionate Share of all bills, when due, which may be incurred for all utilities to the Access Area and the Common Areas including, without limitation, all light, electric power, gas, heat and any and all other utilities used or consumed upon the Leased Premises (all of which shall be separately metered if reasonably possible), the Parking Area, the Access Area and the Common Areas during the Term and also all bills for water, sewer and trash removal which may accrue during the Term and any and all other fees, costs, expenses or charges applicable to any other utilities consumed by the Lessee or applicable to the Leased Premises, the Parking Area, the Access Area and the Common Areas. Should the Lessee fail to pay any bills as aforesaid, the Lessor shall have the right, after providing written notice to the Lessee and Lessee's failure to pay the same within ten (10) days after the date of Lessor's notice, to pay the same, and the amount so paid, together with interest thereon at the rate set forth in PARAGRAPH 5(b)(ii), shall be chargeable to the Lessee as Additional Rent, to be paid at the time of the next installment of Minimum Rent falling due hereunder, with interest allowable at the maximum rate permitted under the laws of the Commonwealth of Pennsylvania from the date of such payment by the Lessor. All of the utilities to the Leased Premises shall be separately metered if reasonably practicable; provided, however, if, in the Lessor's reasonable judgment, any such utilities to the Leased Premises cannot be separately metered in a reasonably practicable manner, then the Lessee shall be responsible for the payment of its Proportionate Share of the total cost and expense of all the utilities incurred with respect to the entire Building and the entire Parking Area, Access Area and Common Areas. If any mechanics' liens are placed upon the Leased Premises or the Real Property as a result of Lessee's act or omission,

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Lessee will, upon being notified of same, promptly remove them either by payment or by bonding at Lessee's option.

     9. QUIET ENJOYMENT. If the Lessee faithfully and diligently performs the terms of this Lease imposed on Lessee, the Lessee shall have exclusive, peaceful possession, use, and quiet enjoyment of the Leased Premises during the Term, as well as the continued use of the Parking Area, the Access Area and the Common Areas, on a non-exclusive basis, during the Term.

     10. ADDITIONAL RENT. It is the agreement and intention of the Lessor and the Lessee that the Minimum Rent to Lessor shall be net, net, net of any and all utility costs, property taxes, insurance costs and any and all other costs, expenses and fees associated in any way with the Leased Premises, the Parking Area, the Access Area, the Common Areas and/or the Building and/or the Real Property and the management, maintenance, insuring and operation thereof provided that such costs, expenses and fees are commercially reasonable and are customarily payable by lessees under triple net leases. The Lessor and the Lessee acknowledge and agree that pursuant to the Budget (hereinafter defined) for the first year of the Term, the estimate of all of the Operating Expenses (hereinafter defined) for the Leased Premises for the first year of the Term is Four and 00/100 Dollars ($4.00) per rentable square foot of space contained in the Leased Premises (i.e., $14,536.00 based upon $4.00 per rentable square foot multiplied by 3,634 square feet contained in the Leased Premises) (the "Annual Estimated Operating Expenses"). Accordingly, the Lessee shall pay for (i) all utility costs to the Leased Premises and the Parking Area or its Proportionate Share of all utilities costs to the entire Building and the Real Property if such utilities to the Leased Premises are not separately metered, (ii) its Proportionate Share of all utility costs to the Access Area and the Common Areas, as hereinbefore set forth in Paragraph 8 of this Lease), (iii) its Proportionate Share of all property taxes as hereinabove set forth in PARAGRAPH 7 of this Lease, and (iv) its Proportionate Share of all Grounds Maintenance Costs (hereinafter defined) of the Real Property, and (v) its Proportionate Share of any and all other fees, costs and expenses attributable to the management, maintenance, insuring and operation of the Building, the Parking Area, the Access Area, the Common Areas and the Real Property (all of the aforesaid items are hereinafter collectively referred to as the "Operating Expenses"). Anything contained in this Lease to the contrary notwithstanding, the standard business hours for the operation of the Building shall be 7:00 a.m. to 7:00 p.m. Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturdays excluding all legal holidays (collectively, the "Building Standard Hours"). All utilities, if not separately metered for the Leased Premises, applicable to the Leased Premises during Building Standard Hours shall be billed to, and paid by, the Lessee based upon the Lessee's Proportionate Share of the aggregate cost and expense thereof attributable to the entire Building. If, however, the Lessee is desirous of utilizing HVAC services or other utilities within the Building or the Leased Premises during hours other than during Building Standard Hours, then the Lessee shall coordinate such after-hours use of the same with the Lessor, or the Lessor's

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management agent, and the Lessee shall be responsible for the payment of an additional charge therefor equal to Twenty-Five Dollars ($25.00) per hour for each floor (or portions of a floor) within the Leased Premises which are the subject of the Lessee's after-hours use. For purposes of this PARAGRAPH 10, "Grounds Maintenance Costs" shall be all costs and expenses incurred by the Lessor with respect to the grounds maintenance and upkeep of the Real Property including, without limitation, all landscape maintenance and replacement costs, such as grass cutting, the upkeep, maintenance and replacement of all shrubs, plantings and other landscape materials, snow and ice removal from all exterior portions of the Building including all sidewalks, stairways, entrances and exits with respect to all areas of the Building and the Real Property including, without limitation, the Parking Area, the Access Area and the Common Areas and all cleaning and sweeping of the Parking Area, the Access Area and the Common Areas and all other items of maintenance and upkeep associated therewith. Accordingly, all costs, expenses and obligations relating to the Leased Premises, the Parking Area, the Access Area and the Common Areas which may arise or become due during the Term including, but not limited to, any and all costs for utilities, heat, repairs (except for structural repairs to the Leased Premises which shall be the Lessor's sole responsibility as hereinafter provided for) and maintenance costs relating to the Leased Premises, the Parking Area, the Access Area and the Common Areas (other than those maintenance obligations and costs expressly required to be performed, and paid for, respectively, by the Lessor under this Lease), shall be borne, and paid for, by the Lessee as Additional Rent. Any and all sums which may become due and payable by Lessee under the terms of this Lease (other than the Minimum Rent), together with any late fees, penalties or additional interest thereon for non-payment shall hereinafter collectively be referred to as "Additional Rent." The Lessor shall be indemnified, defended and held harmless by Lessee against any such costs, expenses and obligations which Lessor may be called upon to pay; provided, however, such costs, expenses and obligations shall be limited to those costs, expenses and obligations directly applying to the Leased Premises, the Parking Area, the Access Area and the Common Areas during the Term which the Lessee shall be required to pay pursuant to the terms of this Lease.

     11. ANNUAL BUDGETS. The Lessor has, prior to the execution of this Lease, provided to the Lessee, and shall, as soon as reasonably practicable after the end of each calendar year during the Term, provide to the Lessee, an annual budget (as the same may be amended at any time and from time to time by the Lessor, the "Budget") setting forth the Lessor's projection of the Lessee's Operating Expenses for the current calendar year of the Term. Anything contained in this Lease to the contrary notwithstanding, the Lessor's preparation of the Budget shall be Lessor's good faith estimate of such Operating Expenses only and the Lessor shall have no liability for any errors or omissions therein and the Lessee shall be responsible for the full payment of any and all actual Operating Expenses incurred irrespective of the amounts therefor set forth in the Budget. The Lessee shall pay to the Lessor on the first (1st) day of each calendar month during the Term of this Lease one-twelfth (1/12th) of the amount set

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forth in the applicable Budget for the Operating Expenses, the first of such monthly installments to be payable on the Commencement Date. As soon as reasonably practicable after the expiration of each calendar year, the Lessor shall provide the Lessee with an invoice indicating the difference between the amounts actually incurred for the Operating Expenses for such calendar year and the amounts paid thereon by the Lessee. The Lessee shall, within thirty (30) days after the Lessee's receipt of such invoice, pay to the Lessor any amount set forth therein which represents an underpayment of the amount actually incurred therefor during such calendar year or, if the amount paid by the Lessee toward such Operating Expenses exceeds the actual amounts incurred therefor during such calendar year, then the Lessor shall credit to the Lessee's next monthly payment(s) of such Operating Expenses such excess amounts. In the Event that the Lessor does not so credit the Lessee, the Lessee may, after providing thirty (30) days' prior written notice to the Lessor, set off such excess amounts against the Rent due to the Lessor. The foregoing notwithstanding, if at any time during the Term, the Lessor determines that the Budget is inaccurate, the Lessor may amend such Budget by providing written notice thereof to the Lessee, together with an explanation (including accompanying calculations) of the reason why the Lessor has determined that the Budget is inaccurate. In addition, the Lessor may at any time during the Term provide the Lessee with an additional invoice for any significant amounts of Operating Expenses not included in the Budget, whereupon the Lessee shall, within thirty
(30) days after the Lessee's receipt of such invoice, pay to the Lessor any amount set forth therein.

    12. LIABILITY INSURANCE. The Lessee, at its sole cost and expense, shall secure and maintain throughout the Term general public liability insurance, insuring both Lessor and Lessee against death and personal injuries to one or more persons in the amount equal to that which prudent owners of property similar to the Leased Premises using the same for the purposes as herein provided and in the manner actually used by Lessee would, from time to time, reasonably procure and maintain, but in no event less than Two Million Dollars ($2,000,000.00) with respect to property damage/bodily injury or death to more than one person in any one occurrence in connection with Lessee's use and occupancy of the Leased Premises, the Parking Area, the Access Area, the Common Areas, and the Real Property, except for such liability which arises as a consequence of the negligence of Lessor, its agents, servants or employees. Lessee shall, prior to the Commencement Date, furnish to Lessor a certificate of the insurance company issuing such insurance evidencing such coverage with the Lessor included as an additional insured, which certificate shall contain a provision to the effect that such coverage may not be canceled, materially changed or not renewed without at least thirty (30) days' prior written notice to Lessor.

    13. CASUALTY INSURANCE. The Lessor shall secure and maintain throughout the Term, or any extension or renewal thereof, fire, casualty and extended coverage insurance, covering the Building, the Leased Premises, the Parking Area, the Access Area and the Common Areas including all improvements now or hereafter made, for at least one hundred percent (100%) of the replacement cost thereof. Lessee shall, however, be responsible for and pay to the Lessor, as Additional Rent, within thirty (30) days following notice of the amount due from Lessor to Lessee, the premiums for any such insurance which are attributable to the Leased Premises if separately identified on any invoice therefor received by the Lessor from the insurer or, if the premium attributable to the Leased Premises is not separately identified on any invoice received by the Lessor from the insurer, then the Lessee shall be responsible for paying to the Lessor the Lessee's Proportionate Share of the total premium due for such insurance with respect to the entire Building. The Lessee, at its sole cost and expense, shall be responsible for and pay the cost of fire and extended coverage insurance on all contents located within the Leased Premises including, but not limited to, trade fixtures and equipment. Lessee further agrees to install in the Leased Premises, such fire extinguishing equipment, or any other devices, as is reasonably required by Lessor's insurance carrier and local building codes prior to the occupancy of the Leased Premises and further agrees that in the event the insurance company or local building codes should require reasonable change in the nature of this equipment, Lessee will effect such changes at Lessee's sole cost and expense; provided, however, the Lessee shall not be required to install any such equipment if such equipment would be considered to be a capital expenditure under generally accepted accounting principles consistently applied.

    14. WAIVER OF SUBROGATION. Each party hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term for any and all loss or damage to any of its property located within or upon or constituting a part of the Leased Premises, which loss or damage is or is to be covered, by the terms of this Lease, by valid and collectible fire and extended coverage insurance policies, and if and to the extent reimbursement is made, even if such loss or damage shall be brought about by default or negligence of the other party or by its employees, agents, servants or any persons claiming under them.

    15. DAMAGE OR DESTRUCTION OF THE LEASED PREMISES. Except as otherwise hereinafter set forth, in the event the Leased Premises (or any other portion of the Building, the use of which is reasonably necessary for Lessee's use of the Leased Premises) or the Parking Area, the Access Area or the Common Areas are damaged or partially destroyed by fire or other casualty, Lessor, utilizing the insurance proceeds, if any, shall restore the same to substantially the same condition as existed prior to the occurrence of such fire or other casualty. However, in the event the Leased Premises, the Parking Area, the Access Area or the Common Areas, as the case may be, shall be damaged or destroyed by fire or other casualty to such extent as to preclude the repair and replacement thereof within ninety (90) days subsequent to the date of such event, Lessor shall have the right to either utilize the insurance proceeds, if any, to reconstruct the Leased Premises, the Parking Area, the Access Area or the Common Areas, as the case may be, or, in the alternative, elect to receive payment of the insurance proceeds and terminate this Lease. In addition, if the Lessor elects to restore any such damage to the Leased Premises (or any such other portions of the Building, the use of which is reasonably necessary for the Lessee's use of the Leased Premises) and the Lessor has not substantially completed the restoration thereof within six (6) months of the date of the occurrence of such fire or other casualty, then the Lessee may, at its option by providing written notice thereof to the Lessor, elect to terminate this Lease, whereupon this Lease shall terminate and, thereafter, the parties shall be relieved of all further liability hereunder. Lessee shall not be obligated to pay any rentals or other amounts under this Lease applicable to any period when the Leased Premises, or any material part thereof are untenantable due to any such damage or destruction of any part of the Leased Premises.

    16. MAINTENANCE OF LEASED PREMISES; PARKING AREA AND ACCESS AREA AND COMMON AREAS.
         (a) The Lessor shall be responsible for the exterior landscape maintenance of the Real Property, the Parking Area, the Access Area and the Common Areas (including grass cutting, the upkeep, maintenance and replacement of all shrubs, plantings and other landscape materials), and snow and ice removal from the Parking Area, the Access Area and the Common Areas, and all sidewalks, stairways, entrances and exits on the Real Property serving the Leased Premisses; provided, however, the Lessee shall reimburse to the Lessor, within thirty (30) days after its receipt of an invoice therefor, its Proportionate Share of all Grounds Maintenance Costs as set forth in PARAGRAPH 10 of this Lease and its Proportionate Share with respect to all of the maintenance and upkeep of the Parking Area, the Access Area and Common Areas also as set forth in PARAGRAPH 10 of this Lease. Security services, if any, provided by Lessor for the Building are as a convenience only and Lessor shall have no liability whatsoever for any damages to person or property of the Lessee, its agents, employees or invitees for any failure of such security, unless such damages are the result of an intentional act or negligence on the part of the Lessor or its agents or employees. The Lessee shall take such reasonable precautions as it may deem necessary for the protection of its property, agents, employees and invitees in a manner that will not interfere with any other lessee of the Building.

         (b) The Lessee shall, during the Term of this Lease, at Lessee's own cost and expense, keep in good order, condition and repair the interior of the Leased Premises including, without limitation, the interior portions of all doors, windows, plate glass, all plumbing and heating and air conditioning equipment and apparatus within, and directly serving, the Leased Premises, all of the fixtures, lighting and bulbs and other equipment therein (exclusive of the Building's structural items, which shall include only the roof (including the gutters, downspouts and flashing in connection therewith), foundation and exterior walls of the Building, for which the Lessor shall be responsible). The Lessor shall, however, regularly service and maintain the heating, ventilation and air conditioning equipment within the Leased Premises; provided, however, all of the costs and expenses associated therewith shall be included in the Operating Expenses and, therefore, shall be paid for by the Lessee. If the Lessee fails to keep in good order or repair the interior of the Leased Premises, as provided herein, the Lessor shall have the right, after notifying the Lessee of Lessee's failure and allowing ten (10) days for the Lessee to remedy the condition, or if such remedy shall take the Lessee longer than ten (10) days to effectuate, and within such ten (10) day period, the Lessee has not commenced such remedy or is not diligently pursuing such remedy, then the Lessor shall have the right, to remedy the Lessee's failure and bill the Lessee for the actual and reasonable cost of such remedy. The amount of the bill shall be due and payable by the Lessee within ten (10) days of receipt and shall be considered as Additional Rent under this Lease. The Lessee shall be responsible for all repairs to the Leased Premises (excluding structural repairs, which shall include only the roof, foundation, and outside walls of the Building for which the Lessor shall be responsible) and shall maintain the same in good condition and repair, normal wear and tear excepted, and shall furnish Lessor prompt written notice of any and all accidents, fires or other damage occurring on or to the Leased Premises. The Lessor, or its management agent, shall retain a reputable office cleaning company to provide routine office cleaning and janitorial services to the Building including to the Leased Premises. All of the costs and expenses associated with such office cleaning and janitorial services shall be included in the Operating Expenses and, therefore, shall be paid for by the Lessee. In addition, the Lessee shall be solely responsible for any extraordinary cleaning services which it may request. All refuse of any kind shall be removed from the Leased Premises at reasonable intervals by such office cleaning company; provided, however, the cost and expense thereof shall also be included in the Operating Expenses and, therefore, shall be paid for by the Lessee. The Lessor shall make or cause to be made, but the Lessee shall be responsible for the payment of any and all costs and expenses associated with making, any and all other repairs to the Leased Premises and the Parking Area.

    17. NO WASTE. No waste shall be committed by the Lessee, and at the end of the Term, the Leased Premises shall be delivered in substantially as good condition as on the commencement Date, ordinary wear and tear and damage by casualty excepted.

    18. HAZARDOUS SUBSTANCES. The Lessee represents and warrants to the Lessor that the Leased Premises, the Parking Area, the Access Area, the Common Areas and the Real Property shall be kept free from contamination by or from any hazardous substances or hazardous waste (as such terms are defined and/or used in applicable state or federal law or in the regulations issued thereunder including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Lability Act) except for such minor quantities of ordinary office supplies and materials as are incidental to Lessee's ordinary business pursuits and its operation and occupancy of the Leased Premises in connection therewith. Except as otherwise expressly set forth herein, the Lessee also agrees that it will not store, utilize or engage in operations at or upon the Leased Premises, the Parking Area, the Access Area, the Common Areas and the Real Property or affecting the Leased Premises, the Parking Area, the Access

Area, the Common Areas and the Real Property which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances or hazardous waste, medical waste or medical waste products or environmentally deleterious material and the Lessee will at all times comply with and conform to all laws, statutes, ordinances, rules, regulations, notices and orders of all governmental and regulating authorities or any board of fire underwriters, or any insurance organization or company with respect to the treatment of any hazardous substances or waste on or which affect the Leased Premises, the Parking Area, the Access Area, the Common Areas and the Real Property. The Lessee shall not cause or permit to exist as a result of an intentional or unintentional action or omission on its part or on the part of any of the Lessee's agents of releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping from, on or about the Leased Premises or the Real Property of any such hazardous substances or waste.

         The Lessee shall indemnify, defend and hold harmless, the Lessor, its successors and assigns, any officer, director, shareholder, employee or any agent of Lessor from any and all liability, damages, costs, claims, suits, actions, legal or administrative proceedings, interests, losses, expenses, and attorney's fees and appellate attorneys' fees (including any such fees and expenses incurred in enforcing this indemnity) resulting from or arising out of, or in any way connected with, injury to, or the death of, any person (including any indemnified party) or physical damage to property of any kind wherever located and by whomever owned (including that of any indemnified party) arising out of, or in any way connected with, the presence on, in or under the Leased Premises, the Parking Area, the Access Area, the Common Areas and the Real Property of any hazardous substances or hazardous waste; provided, however, that it must be shown that such hazardous substance or hazardous waste were introduced in or under the Leased Premises, the Parking Area, the Access Area, the Common Areas and the Real Property during the Term, or any extension or renewal thereof or at any other time by the Lessee, or its employees, contractors, agents, invitees, guests, or its successors, assigns or sublessees, if any. Lessee will not be liable in any way for any environmental contamination occurring prior to the Commencement Date or resulting from acts or omissions that took place prior thereto unless caused by the acts or omissions of the Lessee. This indemnification is an independent covenant and shall survive the expiration or earlier termination of this Lease.

    19. COMPLIANCE WITH LAWS. Lessee and Lessor shall each comply with all requirements of duly constituted public authorities, and with the terms of any state or federal statute, regulation, and of any local ordinance, applicable to them or to the use of the Leased Premises, the Parking Area and the Access Area and the Common Areas and each party shall indemnify, defend and save the other party harmless from any and all penalties, fines costs or other damages resulting from its failure to do so. The foregoing notwithstanding, the Lessee and the Lessor shall each comply with all enforcement actions or other actions brought against them to enforce its compliance with all requirements of duly constituted public authorities or any statute, regulation, ordinance or law irrespective of the materiality thereof. The Lessee shall not carry on any unlawful business in or about the Leased Premises, and shall not carry on any business which shall endanger the Leased Premises or any portion thereof from fire or cause a forfeiture of any fire insurance that the Lessor has or may hereafter have on the Leased Premises or any improvements thereof.

    20. HOLD OVER. Except as Lessor may otherwise consent in writing, Lessee agrees, without further notice or demand, to promptly surrender possession of the Leased Premises to Lessor at the expiration, or earlier termination, of this Lease. Any holding over by Lessee beyond the Term shall be under and subject to the same terms and provisions as contained herein, except, however, that the Minimum Rent shall: (i) for the first thirty (30) days following the end of the Term to be equal to one hundred and twenty-five percent (125%) of the Minimum Rent as existed in the immediately preceding month and (ii) thereafter, be equal to one hundred and fifty percent (150%) of the Minimum Rent as existed in the immediately preceding month and, in all such events, the term of any such hold over shall be on a month-to-month basis and shall be terminable upon thirty (30) days notice to either party by the other.

    21. IMPROVEMENTS TO LEASED PREMISES; ALTERATIONS. The Lessor shall, prior to the Commencement Date, substantially complete those improvements to the Leased Premises as are more particularly described on the Plans and Specifications set forth on EXHIBIT "F" attached hereto and made a part hereof (the "Lessor's Improvements"). The Lessor shall construct the Lessor's improvements in a good and workmanlike manner. The Lessee shall, prior to the Commencement Date, substantially complete, or cause the substantial completion of, those improvements to the Leased Premises as are more particularly described on the Plans and Specifications set forth on EXHIBIT "G" attached hereto and made a part hereof (the "Lessee's Improvements"); provided, however, the Lessee's failure or inability to substantially complete the construction of the Lessee's Improvements by the Commencement Date shall in no way impact upon the Commencement Date or the establishment thereof. The Lessee may commence construction of the Lessee's Improvements only after providing reasonable prior notice to the Lessor and/or coordinating with the Lessor so as not to interfere with the Lessor's construction of the Lessor's Improvements. The Lessee shall construct, or cause to be constructed, the Lessee's Improvements in a good and workmanlike manner.

         The Lessee may not make any structural alterations or any improvements (other than the Lessee's Improvements as hereinabove defined) to the Leased Premises without Lessor's prior written consent, which consent shall be in the sole and absolute discretion of the Lessor. All such alterations and improvements made with the Lessor's prior written consent as hereinabove set forth shall become the property of the Lessor upon the termination of this Lease unless otherwise provided in Lessor's consent therefor; provided, however, that, notwithstanding the foregoing, so long as the Lessee is not in default under this Lease, the Lessor shall not have title to, and Lessee shall have the right to remove, trade fixtures, moveable office equipment and furniture. The Lessee may, however, at its sole cost and expense, decorate the Leased Premises.

         Anything contained herein to the contrary notwithstanding, the Lessee shall, at its own cost and expense, immediately upon the expiration or earlier termination of this Lease, restore the Leased Premises to the condition as existed as of the Commencement Date and, in the event that the Lessee does not do so in a good and workmanlike manner, the Lessor may do so and, in such event, the Lessee shall be responsible for all costs and expenses associated therewith and the Lessor may, in addition to all other rights and remedies available to it in law or at equity, apply the Deposit toward the same. The foregoing notwithstanding, the Lessee shall not be obligated to remove any of the Lessor's Improvements or those portions of the Lessee's Improvements which were constructed in the Leased Premises with the prior written approval of the Lessor and to which the Lessor did not indicate in writing, at the time of its providing such prior written approval for the construction thereof, that the Lessee would be under an obligation to remove the same at the expiration or earlier termination of this Lease; provided, however, the Lessor's Improvements and such Lessee's Improvements shall immediately and automatically become the property of the Lessor upon the expiration or earlier termination of this Lease without the necessity of any further notice or action on the part of the Lessor or the Lessee and without any reimbursement or compensation therefor by the Lessor to the Lessee. Any Lessee's Improvements or other alterations made to the Leased Premises either without the Lessor's prior written consent, or with such prior written consent of the Lessor but to which the Lessor indicated must be removed upon the expiration or earlier termination of this Lease, shall be removed by the Lessee upon the expiration or earlier termination of this Lease and the Leased Premises shall be restored by the Lessee to the same condition as existed as of the Commencement Date; all at the Lessee's sole cost and expense.

    22. SIGNAGE. Except as hereinafter expressly set forth, the Lessee hereby agrees that it will not place or suffer to be placed or maintained on any exterior door, exterior wall or window of the Leased Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or exterior door of the Leased Premises which is not in conformity with the Rules and Regulations of the Leased Premises as set forth by Lessor from time to time and further, without first obtaining Lessor's prior written approval and consent. Lessee further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved by Lessor in good condition and repair at all times. Lessee acknowledges that Lessor, at its option, may regulate the lettering size, style and color of signs so that all signs within the Leased Premises and the Building and on the Real Property are of a coordinated and complementary size, color, style of lettering and material. The foregoing notwithstanding, the Lessor and the Lessee acknowledge and agree that so long as the Lessee continues to lease and occupy a significant portion of the rentable space in the Building, the Lessee shall have the exclusive right, at its sole cost and expense, to install a sign on the exterior of the Building to identify the Lessee's presence within the Building; provided, however, the size, style, color and method of installation of any such signage shall be subject to the prior written approval thereof by the Lessor, such approval not to be unreasonably withheld, conditioned or delayed. Upon the termination of this Lease, or the Lessee's failure to lease and occupy a significant portion of the rentable space in the Building, the Lessee shall, at its sole cost and expense, remove any such signage from the Building and shall restore the Building to the condition as existed immediately prior to the installation of any such signage.

    23. LIABILITY. The Lessor shall not be liable for any injury to any person while on the Leased Premises or the Real Property or for damage to property while located on the Leased Premises or the Real Property, whether owned by Lessor, Lessee or third parties, whether caused by or resulting from any act, omission, or negligence of Lessor or any of its respective agents, servants or employees, or by fire, or by any other casualty or condition existing on or resulting to the Leased Premises or the Real Property during the Term (except for acts caused intentionally or by the negligence of Lessor), and the Lessee shall maintain all of the insurance policies and coverages referred to in this Lease to insure Lessor against any loss or liability on account of any such claim. Lessor shall not be liable for any damage to any property at any time located within or about the Leased Premises or the Real Property including, but not limited to, property of Lessee, by whatsoever cause (except for acts caused intentionally or by the negligence of Lessor), nor shall Lessor be liable in any claim for damages by reason of inconvenience or interruption to the business of Lessee, irrespective of the cause therefor (except for acts caused intentionally or by the negligence of Lessor).

    24. ASSIGNMENT AND SUBLEASE. Except as hereinafter expressly set forth, the Lessee may not assign this Lease or sublet the Leased Premises or any portion thereof without the prior written consent of the Lessor, such consent not to be unreasonably withheld, conditioned or delayed. The foregoing notwithstanding, the Lessee may assign this Lease or sublet the Leased Premises or a portion thereof to any entity which is owned and controlled by the Lessee provided that the Lessee shall, in the event of any such subletting or assignment, continue to remain fully liable to Lessor for all sums due under this Lease and for the performance of all of the covenants and duties of the Lessee hereunder. Anything contained in this Lease to the contrary notwithstanding, any approval or consent of the Lessor with respect to any such requested assignment of subletting of the Leased Premises by the Lessee shall not be deemed to be the approval or the consent of the Lessor with respect to any such other or future assignment or subletting request of the Lessee with respect to the Leased Premises.

     25. INSPECTION OF LEASED PREMISES. It is further agreed and understood that the Lessor may enter the Leased Premises at any time during the Term, upon reasonable advance notice to Lessee, in the presence of the Lessee and during Lessee's business hours for the purposes of (a) ascertaining whether the Leased Premises are kept in good order and repair; except, however, in an emergency situation, in which event, the Lessor shall have the right to enter in and upon the Leased Premises absolutely and without notice, (b) accessing, tying into, repairing or replacing all plumbing, electrical, heating and air conditioning facilities in the Leased Premises, and (c) showing the Leased Premises and/or the Building for the Lessor's marketing purposes to other prospective tenants, purchasers, lenders or other parties with whom the Lessor conducts, or is interested in conducting, business. Lessee agrees that Lessor shall have the right to enter upon the Leased Premises at any time during the last six (6) months of the Term in the presence of the Lessee and during Lessee's business hours in order to show the Leased Premises to prospective tenants.

     26. DEFAULT. If the Lessee (a) does not pay in full any installment of Rent, and/or other charge or payment herein agreed to be paid by Lessee, within the period of ten (10) days after notice thereof from the Lessor to the Lessee, or (b) violates or fails to perform or otherwise breaches any covenant or agreement herein contained, which violation, failure or breach remains uncured for a period of thirty (30) days after written notice has been given by Lessor to Lessee, or if such violation, failure or breach is of such a nature that the same cannot be completely cured or remedied during such thirty (30) day period, and Lessee fails to promptly commence and diligently and in good faith pursue curing such violation, failure or breach within such thirty (30) day period, or (c) makes an assignment for the benefit of creditors, or if a petition is filed by (and granted) or filed against Lessee for the appointment of a receiver, resulting in an order or decree which continues unstayed and in effect for a period in excess of sixty
(60) days, or a bill in equity or other proceeding for the appointment of a receiver of Lessee is filed and granted, resulting in an order or decree which continues unstayed and in effect for a period in excess of sixty (60) days or if proceedings for reorganization or composition of creditors under any state or federal law is instituted by or against Lessee, resulting in an order or decree which continues unstayed and in effect for a period in excess of sixty (60) days, THEN, and in any of said events, there shall be deemed to be by virtue thereof, a breach of this Lease and Lessor may:

          (a) assert such remedies against Lessee for breach of this Lease as Lessor is entitled to assert by applicable law and/or in a court of equity; and/or

          (b) terminate the Term of this Lease as to all future periods of time and retain the Deposit pursuant to the terms of this Lease; and/or

          (c) collect from Lessee any and all costs and expenses incurred by Lessor or as a result of the Lessee's breach including, without limitation, reasonable attorneys' fees which Lessor was required to incur in enforcing the terms of this Lease and utilize the Deposit, if any, toward paying the same.


     27.  REPRESENTATIONS AND WARRANTIES.

          (a) LESSEE'S REPRESENTATIONS AND WARRANTIES. The Lessee hereby represents and warrants to the Lessor as follows:

               (i) the Lessee is a corporation legally organized and validly existing and qualified to do business under the laws of the STATE of DELAWARE AND HAS QUALIFIED TO DO BUSINESS IN THE COMMONWEALTH OF PENNSYLVANIA;

               (ii) the Lessee has the full legal authority and power to enter into, and to perform its obligations under, this Agreement;

               (iii) all requisite corporate action has been taken by the Lessee to legally authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and

               (iv) this Agreement is, and shall be, legally binding upon, and enforceable against, the Lessee in accordance with its terms.

          (b) LESSOR'S REPRESENTATIONS AND WARRANTIES. The Lessor hereby represents and warrants to the Lessee as follows:

               (i) the Lessor is limited partnership legally organized and validly existing and qualified to do business under the laws of the Commonwealth of Pennsylvania;

               (ii) the Lessor has the full legal authority and power to enter into, and to perform its obligations under, this Agreement;

               (iii) all requisite action has been taken by the Lessor to legally authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and

               (iv) this Agreement is, and shall be, legally binding upon, and enforceable against, the Lessor in accordance with its terms.

     28. CONDEMNATION. In the event that all or five percent (5%) or more of the Leased Premises is taken by any condemnation or eminent domain proceedings, then either the Lessee or Lessor shall have the right to terminate this Lease by delivering written notice of such election to the other party, and, in such event, all obligations of Lessee and Lessor hereunder with respect to the period of time subsequent to such taking, shall, thereafter, terminate and this Lease shall be null and void and of no further force and effect. If, however, less than ten percent (10%) of the Leased Premises is taken by the exercise of the right of condemnation or eminent domain, this Lease shall continue with respect to the remaining portion of the Leased Premises, and the Minimum Rent herein specified to be paid by Lessee shall be ratably reduced according to the area of the Leased Premises which is taken. Lessor and Lessee shall separately be entitled to assert and receive any damages due to either of them from the condemning governmental unit or other corporation or entity exercising any such right of condemnation or eminent domain.

     29. CUMULATIVE REMEDIES. All of the remedies hereinbefore given to Lessor and Lessee and all rights and remedies given to them by law or equity shall be cumulative and concurrent. The exercise by either Lessor or Lessee of any particular right shall not be a waiver by either party of any other right herein granted to Lessor and/or Lessee. If Lessor, at any time or times, shall accept the Rent or the payment of other charges due from Lessee hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasion or constitute or be construed as a waiver of any of Lessor's rights.

     30. BINDING UPON SUCCESSORS AND ASSIGNS. All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to, and be binding upon, their respective heirs, personal representatives, successors and permitted assigns.

     31. MORTGAGES. Subject to the provisions of PARAGRAPH 9 hereof, this Lease shall be subject and subordinate to all mortgages which now or hereafter affect this Lease or the Leased Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. In confirmation of such subordination, non-disturbance and attornment, the Lessee shall execute promptly any reasonable certificate that Lessor, or its mortgagee(s), may request pursuant thereto. Lessor agrees to perform the terms imposed upon Lessor by all mortgages and renewals, modifications, consolidations, replacements and extensions thereof in order that the rights, occupancy and use of the Leased Premises by Lessee under this Lease will not be interrupted or adversely affected.

     32. SEVERABLE. The terms, covenants and provisions of this Lease are severable and divisible and, if any of the said terms, covenants and provisions shall be invalidated by law or for other reason, the force and effect of the other terms, covenants and provisions shall be deemed to be unaffected and be legally enforceable as though the provisions invalidated had not been herein set forth.

     33. NOTICE. Any notice required to be given hereunder shall be given to parties hereto as follows or at such other addresses as the parties hereto, or either of them, may from time to time designate by notification to the other in writing by registered or certified mail, postage prepaid:

          If to Lessor:            Paul-Francis Realty, L.P.
                                   613 Baltimore Drive
                                   East Mountain Corporate Center
                                   Wilkes-Barre, PA  18702-7944
                                   Attention: Paul J. Siegel, Jr.

          With a copy to:          Rosenn Jenkins & Greenwald, L.L.P.
                                   15 South Franklin Street
                                   Wilkes-Barre, PA  18711
                                   Attention: Joseph L. Persico, Esquire

          If to Lessee:            Rykoff-Sexton, Inc.
                                   613 Baltimore Drive
                                   East Mountain Corporate Center
                                   Wilkes-Barre, PA  18702-7944


     34. NO RECORDING. This Lease shall not be recorded with the Recorder of Deeds or in any other public office for the recording of documents. Both Lessor and Lessee agree that this Lease is binding upon each of them and is enforceable with respect to all of the Leased Premises without such recording.

     35. NO BROKER. This Lease was brought about by direct negotiations between Lessor and Lessee, and neither party has any responsibility to compensate any broker in connection with the execution of this Lease. Each party hereby agrees to indemnify, defend and hold the other harmless from and against any liability, obligation, cost, fee or expenses arising as a result of any claim or through the indemnitor.

     36. FORCE MAJEURE. Whenever a period of time is prescribed in this Lease for action to be taken by the Lessor regarding the substantial completion of the construction of the Lessor's improvements, the Lessor shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to force majeure, which term shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental approvals, laws, regulations or restrictions or any other cause of any kind whatsoever which is beyond the reasonable control of the Lessor.

    37.  ESTOPPEL CERTIFICATES.   The Lessee agrees at any time, within ten
(10) days of Lessor's written request, to execute, acknowledge and deliver to Lessor a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications), and the dates to which the Minimum Rent. Additional Rent and other charges have been paid in advance, if any, it being intended that any such statement pursuant to this PARAGRAPH 37 may be relied upon by any prospective purchaser or mortgagee of the Building or Real Property.

    38. RULES AND REGULATIONS. The Lessee, its agents, employees, invitees, servants and guests shall abide by and observe such reasonable rules and regulations from the time of actual notice thereof, as may be promulgated from time to time by the Lessor for the operation and maintenance of the Building (collectively, the "Rules and Regulations"), provided a copy of such Rules and Regulations is sent to the Lessee. Nothing contained in this Lease shall be construed to impose upon the Lessor any duty or obligation to enforce such Rules and Regulations, or the terms, conditions or covenants contained in any other lease as against any other lessee, and the Lessor shall not be liable to the Lessee for violation of the same by any other lessee, any other lessee's employees, agents, business invitees, licensees, customers, clients, family members or guests. The Lessor shall use reasonable efforts to apply and enforce the Rules and Regulations uniformly and consistently with respect to all of the lessees in the Building.

    39. FINANCIAL INFORMATION. Upon the request of the Lessor, the Lessee shall deliver to the Lessor's designated lender(s), from time to time, the most recent financial statements of the Lessee as the Lessor's lender(s) may request in connection with any financing or re-financing being conducted by the Lessor, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied (collectively, the "Financial Information").


    40. LIMITED LIABILITY OF LESSOR. Notwithstanding any provision to the contrary contained herein, Lessee shall look solely to the estate of Lessor in and to the Real Property and the Building only (the "Specified Assets") in the event of any claim against Lessor arising out of or in connection with this Lease, the relationship of Lessor and Lessee or Lessee's use of the Leased Premises (collectively, "Lessee's Claims"), and Lessee agrees that the liability of Lessor arising out of or in connection therewith shall be limited to the Specified Assets. No properties or assets of Lessor, other than the Specified Assets, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Lessee arising out of or in connection with the Lessee's Claims.

    IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have caused this Lease to be duly executed as of the day and year first above written.


ATTEST:                                LESSOR:

                                       PAUL-FRANCIS REALTY, L.P.
                                       A Pennsylvania limited partnership,
                                       by its General Partner,
                                       Paul-Francis Equities, Inc.

/s/                                    BY: /s/
-------------------------------          -----------------------------------
Paul J. Siegel, Secretary                Paul J. Siegel, President



ATTEST:                                LESSEE:

                                       RYKOFF-SEXTON, INC.,
                                       a Delaware corporation

/s/                                    BY: /s/
-------------------------------          -----------------------------------
Title:                                 Its:
        ------------------------           ----------------------------------
          (CORP SEAL)

                                     EXHIBIT "A"
                                     -----------
                                   (REAL PROPERTY)

                                     EXHIBIT "B"
                                     -----------
                                      (BUILDING)

                                     EXHIBIT "C"
                                     -----------
                                  (LEASED PREMISES)

                                     EXHIBIT "D"
                                     -----------
                                    (PARKING AREA)

                                     EXHIBIT "E"
                                     -----------
                                    (ACCESS AREA)

                                     EXHIBIT "F"
                                     -----------
                               (LESSOR'S IMPROVEMENTS)

                                     EXHIBIT "G"
                                     -----------
                               (LESSEE'S IMPROVEMENTS)